                                                                     EXHIBIT 10x

                                 CONFIDENTIAL
                                 ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT between CELLCO PARTNERSHIP ("Cellco"), and DENNIS STRIGL (the "Executive"), is made this 30th day of June, 1995.

         WHEREAS, Cellco contemplates a closing (referred to herein as the "Closing") of certain transactions involving contributions to Cellco of assets and liabilities of the NYNEX Mobile and Bell Atlantic Mobile businesses; and

         WHEREAS, the Executive is currently serving as President and Chief Executive Officer of Bell Atlantic Mobile Systems, Inc. ("BAM") under the terms of an Employment Agreement, dated September 30, 1994, between BAM and the Executive (the "BAM Employment Agreement"); and the BAM Employment Agreement contemplates the Closing and imposes no impediment to the Executive ceasing employment with BAM and commencing employment with Cellco; and

         WHEREAS, subject to the occurrence of the Closing, Cellco wishes to employ the Executive as its Chief Executive Officer; and Cellco and the Executive wish to state the terms and conditions of employment which shall apply during the term of this Agreement;

         NOW, THEREFORE, the parties hereto, acknowledging the mutual consideration embodied in the terms and conditions of this Agreement and intending to be legally bound, hereby agree as follows:

1.       Employment: Term of Agreement. Subject to the terms of this Agreement,
         -----------------------------
         and subject to the occurrence of the Closing on June 30, 1995 or any date in the third or fourth quarter of 1995, the Executive agrees to commence employment with Cellco effective as of the Closing Date. Moreover, the Executive agrees to serve as Chief Executive Officer of Cellco, and Cellco agrees to employ the Executive as its Chief Executive Officer, for the period from the date of Closing to the second anniversary of that date (said two-year period is referred to herein as the "Term" of this Agreement).

2.       Compensation. During the Term of this Agreement, the compensation
         ------------
         program for the Executive shall consist of the following components:

         a)       Salary: The Executive's base salary which shall initially be
                  ------
                  at an annual rate of $265,400, and such salary shall be subject to review and adjustment from time to time, as determined by the Managing General Partner of Cellco (the "General Partner"), and shall not be reduced below that rate during the Term of the Agreement; and

         b)       Short Term Incentive:
                  --------------------

                  I) The Executive shall participate in a short term incentive plan for Cellco executives, in accordance with a plan to be adopted by the Managing Partner on or about the date of Closing, and which may be amended from time to time. The Managing Partner shall set a target incentive at the beginning of each year (or, in 1995, as of the Closing), and shall determine the award, subject to company and individual performance results, after the end of each year.

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Private and Confidential                                                 Page 1

                  ii) On an annualized basis for 1995, the target incentive shall be $149,300, subject to proration by twelfths for the number of months from the Closing through the end of 1995.

                  iii) In January 1996, Cellco shall also pay the Executive a short term incentive for 1995 service at BAM prior to the Closing, based on an annualized target incentive of $98,200, subject to proration by twelfths for the number of months from the beginning of 1995 to the Closing.

         c)       Long Term Incentive:
                  -------------------

                  i) The Executive shall participate in a long term incentive plan for Cellco executives, in accordance with a plan to be adopted by the Managing Partner within 90 days after the Closing and which may be amended from time to time. The Managing Partner shall grant a long term incentive at the beginning of each year (or, in 1995, as of the Closing).

                  ii) For 1995, the value on an annualized basis (before any applicable proration) of the Cellco long term incentive shall be $273,000, less the value of any 1995 long-term incentive granted by Bell Atlantic which remains outstanding.

                  iii) With respect to the treatment of stock options granted by Bell Atlantic for 1995, vis a vis the Cellco long term incentive grant for 1995, the Executive shall have the same rights and elections as other former BAM executives who received such Bell Atlantic stock options and are eligible for a Cellco 1995 long term incentive.

         d)       Benefits: The Executive shall be eligible to participate in
                  --------
                  all employee benefit plans which are offered to similarly situated employees of Cellco, in accordance with the terms of the plans adopted by the Managing Partner, as those plans may be amended from time to time.

 3.      Non-Compete and Proprietary Information Agreement: As consideration for
         -------------------------------------------------
         the offer of employment by Cellco as its Chief Executive Officer and the promotional increase in compensation associated with that appointment, the Executive agrees that, on the date he commences employment with Cellco, he will execute and deliver to Cellco the Non-Compete and Proprietary Information Agreement (the "Non-Compete Agreement") attached to this Agreement.

 4.      Employment Duties. The Executive will, during the Term of this
         -----------------
         Agreement:


         a) faithfully and diligently perform all acts and duties required of a Chief Executive Officer, and furnish such services as the Managing Partner of Cellco shall direct, and shall perform all acts in the ordinary course of Cellco's business necessary and conducive to Cellco's best interest; and

         b) devote his full time, energy, and skill to the business of Cellco and to the promotion of Cellco's best interests, except for vacations and absences allowed under company policies; and

         c) abide by high standards of business ethics and fair competition, comply with federal, state, and local laws and any applicable foreign laws known to the Executive in consultation with Cellco legal counsel, and abide by the policies of Cellco which are applicable to its employees and officers, when carrying out his obligations under this Agreement and conducting Cellco's business.

--------------------------------------------------------------------------------
Private and Confidential                                                Page 2

 5.      Obligations of Cellco: Subject to Section 6 of this Agreement, for the
         ---------------------
         Term of the Executive's employment with Cellco:

         a) Cellco shall retain the Executive in the position of Chief Executive Officer, with authority and responsibilities commensurate with that position;

         b) Cellco shall not reduce the base salary of the Executive below $265,400 per annum; and

         c) except for short-term travel obligations in the ordinary course of business, Cellco shall not assign the Executive to a principal place of work outside the United States.

 6.      Termination.
         -----------

         a) The Executive's employment with Cellco may be terminated by Cellco, without any obligation to pay liquidated damages (including, without limitation, "Liquidated Damages" as defined in Section 7(a)) or other severance benefits, either by reason of his death, by reason of his continuing disability on the date on which his short-term disability benefits expire, or for Cause.

         b) For purposes of this Agreement, "Cause" means any of the following: a breach by the Executive of any of his covenants or obligations under this Agreement or under the Non-Compete Agreement; insubordination or failure to perform job responsibilities with full-time and good-faith efforts; violation of law (other than a traffic citation or minor misdemeanor); material violation of any policy or code of conduct adopted by Cellco, including, by way of example, a knowing violation of the employer's voucher or expense reimbursement rules; or engaging in some form of misconduct which, if it were known by the public, could harm the reputation of Cellco.

         c) If there is "Good Reason" (as defined in paragraph (d) below), and if the Executive gives Cellco 90 days notice of his intent to resign for Good Reason, the Executive shall be eligible, subject to the terms and conditions of this Agreement, to receive Liquidated Damages (as defined in Section 7(a) of the Agreement) upon such a resignation.

         d) A termination for "Good Reason" means a resignation by the Executive under circumstances in which the Executive is not in breach of this Agreement or the Non-Compete Agreement, no event has occurred which would permit Cellco to terminate his employment pursuant to paragraph (a) of this Section, and in which Cellco has breached any of its obligations under Section 1, 2 or 5 of this Agreement.

         e) Cellco may terminate the Executive's employment at any time for any reason other than as stated in paragraph (a) of this Section, providing, that, in such a case the Executive shall be eligible to receive Liquidated Damages, as defined in, and subject to the terms of, Section 7 of this Agreement.

 7.      Liquidated Damages.
         ------------------

         a) Subject to paragraphs (b) through (d) of this Section, in the event that, during the Term of this Agreement, Cellco terminates the Executive's employment other than pursuant to
                  Section 6(a), or in the event that the Executive resigns for Good Reason, Cellco shall pay "Liquidated Damages" to the Executive in the nature of severance benefits as follows, and such amounts shall be the sole and exclusive severance benefits or damages that Cellco shall be required to

--------------------------------------------------------------------------------
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

                  pay to the Executive in the event of any such termination (other than any savings, retirement, deferred compensation, disability or death benefits which may be applicable under any benefit plans in which the Executive participates):

                  i)       One Year's Salary: Cellco shall pay the Executive 12
                           -----------------
                           monthly installments of cash at a rate equal to the Executive's base salary at the time of termination of employment, less applicable withholding taxes.

                  ii)      Most Recent Short Term Award: Cellco shall pay the
                           ----------------------------
                           Executive, within 30 days of the termination of employment, an amount equal to the gross amount of the annual short term award which was most recently paid to the Executive, less applicable withholding taxes.

                  iii)     Pay in Lieu of Vacation: Cellco shall pay the
                           -----------------------
                           Executive cash in lieu of any accrued but unused vacation days, at a daily rate equal to 1/260th of his base salary rate, less applicable withholding taxes.

         b) No Liquidated Damages shall be payable under this Agreement if the Executive is in breach of this Agreement at the time of his termination of employment. The Executive shall forfeit any right to receive any further payments of Liquidated Damages if and when he breaches any of his covenants or continuing obligations under the Non-Compete Agreement.

         c) A condition to the Executive's right to receive any Liquidated Damages hereunder shall be his signing, on or about the date of his termination of employment, a release in the form shown at Exhibit A of this Agreement (the "Release").

         d) In the event that the Executive's employment terminates under circumstances which make him eligible (subject to the signing of a Release) to receive Liquidated Damages, the Executive hereby acknowledges that any such Damages are in lieu of any right he may otherwise have had to receive benefits under any severance or separation pay plan, program or practice which may otherwise have been applicable to him, and, under such circumstances, the Executive hereby waives any right to receive any such severance benefit under any such plan, program or practice.

         e) If and when the Executive resigns or retires, or his employment terminates for any reason, he shall, prior to the last day of active employment and without charge, return to Cellco all company property, including, without limitation, credit cards; building passes and identification cards; computer hardware and software; communications and office equipment; and records, files and documents (whether in paper or machine-readable form).

8.       Intellectual Property. The Executive shall disclose promptly to Cellco
         ----------------------
         or its nominee(s) any and all inventions, discoveries, improvements, works of authorship, and computer or other apparatus programs (collectively "Innovations") whether or not patentable or susceptible to copyright or other forms of protection, conceived of or made by him in the course of his employment. The Executive assigns and agrees to assign all interest in any such Innovations to Cellco or its nominee(s). An Innovation will be deemed to have been made in the course of employment unless the Innovation (1) was developed on the Executive's own time, (2) was developed outside the Executive's regular or assigned duties for Cellco, and (3) no Employer equipment, facility, or proprietary information was used. The Executive further agrees, without charge to Cellco, to execute as and when determined appropriate by Cellco, a specific assignment to Cellco or its nominee(s) of all rights, title, and interest to any such Innovations, and the

--------------------------------------------------------------------------------
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

         Executive agrees to execute all applications or other forms of protection for such Innovations in the United States and in other countries.

 9.      Confidentiality. The Executive agrees not to disclose or discuss, other
         ---------------
         than with his legal counsel, personal tax or financial advisors, or spouse, either the existence of or any details of this Agreement. The Executive will use his best efforts to ensure that any such legal counsel, personal tax or financial advisor, or spouse will not disclose or discuss the existence or any details of this Agreement with any other person.

10.      Duty to Disclose Acceptance of Offers of Employment by a Competitor.
         --------------------------------------------------------------------
         The Executive acknowledges that Cellco has an ongoing interest in being in a position to determine whether any of its employees or former employees who have, or had, access to proprietary information intend to provide services as an employee, consultant or in any other capacity to a company which Cellco considers to be a competitor or potential competitor. Accordingly, during the period of the Executive's employment by Cellco, the Executive shall give written notice to Cellco not later than the earliest date on which he gives his preliminary or final written or oral acceptance of an offer of employment, or offer of compensation in exchange for advice, information or consulting services. Said notice shall state the name of the offering company, the role or position accepted, and a brief summary of the responsibilities and the geographic location or scope of that role or position.

 11.     Miscellaneous Provisions.
         ------------------------

         a) Assignment by Cellco. Cellco may assign this Agreement to any company that acquires all or substantially all of the assets of Cellco, or into which or with which Cellco is merged or consolidated. If and when the Executive transfers from Cellco to any affiliate of Cellco, this Agreement shall be deemed to be assigned to the transferee company. This Agreement may not be assigned by the Executive.

         b)       Waiver.  The waiver by Cellco of a breach by the Executive of
                  ------
                  any provision of this Agreement shall not be construed as a waiver of any prior or subsequent breach.

         c)       Severability. If any clause, phrase or provision of this
                  ------------
                  Agreement or the Non-Compete Agreement or Release, or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement, Non-Compete Agreement or Release.

         d)       Governing Law. This Agreement shall be construed and enforced
                  -------------
                  in accordance with the laws of the State of New Jersey.

         e)       Notices. Whenever this Agreement requires or permits notice to
                  -------
                  be given to Cellco, the notice should be given in writing to the Chairman of the Board of the Managing Partner.

         f)       Entire Agreement:  Supersedes Employment Agreement.  Except
                  --------------------------------------------------
                  for the terms and conditions of the Non-Compete Agreement and the compensation and benefit plans applicable to the Executive (as such plans may be amended by Cellco from time to time), this Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof, including without limitation the BAM Employment Agreement; provided,


--------------------------------------------------------------------------------
Private and Confidential                                                 Page 5
                  however, that the BAM Employment Agreement shall remain in effect unless and until the date of Closing, at which time the parties contemplate that the Signing Bonus shall be payable to the Executive by BAM under the terms of the BAM Employment Agreement, and the BAM Employment Agreement shall thereupon be rescinded and superseded by this Agreement and the Non-Compete Agreement. This Agreement shall not be modified or amended except by written agreement of Cellco and the Executive.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby execute this Agreement.


                                           CELLCO PARTNERSHIP


Date:     6/16 /95                         By: /s/ Frederic V. Salerno
     ------------------------------           --------------------------
                                              Frederic V. Salerno
                                              Chairman of the Board,
                                              Cellco Management Corporation, as
                                              Managing General Partner of
                                              Cellco Partnership

                                           THE EXECUTIVE

Date:     6/30/95                          By: /s/ Dennis Strigl
     ------------------------------           --------------------------
                                              Dennis Strigl




--------------------------------------------------------------------------------
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

                      AMENDMENT AND EXTENSION OF TERM OF
                             EMPLOYMENT AGREEMENT


This AMENDMENT AND EXTENSION OF TERM OF EMPLOYMENT AGREEMENT is made between CELLCO PARTNERSHIP ("Cellco") and DENNIS F. STRIGL (the "Executive") is made this 10th of June, 1996.

                  WHEREAS, Cellco and the Executive are parties to that certain EMPLOYMENT AGREEMENT made the 30th day of June, 1995, including the Exhibits and attachments thereto including that certain NON-COMPETE AND PROPRIETARY INFORMATION AGREEMENT attached thereto and executed by the parties in connection therewith (collectively, the "Employment Agreement"); and

                  WHEREAS, Cellco and the Executive wish to extend the term of the Employment Agreement, subject to certain changes set forth in this AMENDMENT AND EXTENSION OF TERM OF EMPLOYMENT AGREEMENT ("Amendment to Employment Agreement"); and

                  WHEREAS, the Closing of the Cellco Partnership contemplated by the Employment Agreement has occurred; and

                  WHEREAS, Bell Atlantic Corporation and NYNEX Corporation contemplate a merger of the two companies during the extended term of the Employment Agreement (the "Merger"), and Cellco and the Executive wish to address the Merger in connection with the Employment Agreement;

                  WHEREAS, Cellco and the Executive wish to make other changes in the terms and conditions of the Employment Agreement as set forth herein and to extend and reaffirm all other terms and conditions of the Employment Agreement (including without limitation the terms and conditions of the NON-COMPETE AND PROPRIETARY INFORMATION AGREEMENT), except as specifically changed in this Amendment to Employment Agreement;

                  NOW THEREFORE, the parties hereto, acknowledging the mutual consideration embodied in the terms and conditions of this Amendment to Employment Agreement and intending to be legally bound, hereby agree as follows:

                  1. The Employment Agreement is incorporated herein by reference, and all of the terms and conditions of the Employment Agreement, except to the extent amended by this Amendment to Employment Agreement, remain in full force and effect according to their terms. The defined terms of the Employment Agreement shall have the same meaning in this Amendment to Employment Agreement as in the Employment Agreement, unless otherwise defined herein. Any provisions of this Amendment to Employment Agreement which are inconsistent with or conflict with the Employment Agreement shall control. (The Employment Agreement and the Amendment to Employment Agreement may be collectively referred to as the "Amended Employment Agreement.")

                  2. The "Term" of the Employment Agreement is hereby extended to the fourth anniversary of the signing of this Amendment to Employment Agreement.

                  3. The Executive's annual base salary beginning with execution of this Amendment to Employment Agreement is hereby increased to be $400,000. The base salary increase shall be retroactive to January 1, 1996, and Cellco shall promptly pay Executive the retroactive amount of increase.

                  4. The Executive's base salary shall be increased by a minimum of $50,000 annually, effective January 1 of each year of the Term of the Amended Employment Agreement.

                  5.  The Executive's short term incentive target described in
Section 2 (b)(i) of the Employment Agreement is hereby set as follows: for 1996, $250,000; for 1997, $285,000; for 1998, $320,000; for 1999, $350,000.


                  6. In view of the Merger, and in addition to other compensation provided for in the Employment Agreement and this Amendment to Employment Agreement, Executive shall receive and Cellco shall pay to Executive a "Merger Stay Bonus" as follows:

                           (a) If the Merger closes during the Term of the
                  Amended Employment Agreement, the Merger Stay Bonus shall be one times the Executive's then current base salary plus the Executive's then applicable short term incentive target, payable at the date of the closing of the Merger. (Example: If the Merger closes on December 31, 1996, Executive's base salary is $400,000, Executive's 1996 target bonus is $250,000, hence the Merger Stay Bonus is $650,000.)

                           (b) If Merger fails to close during the Term of the
                  Amended Employment Agreement, or is canceled by Bell Atlantic Corporation and/or NYNEX Corporation, the Merger Stay Bonus shall be 25% of the Executive's then current base salary plus 25% of the Executive's then applicable short term incentive target, payable at the earlier of the date upon which the Merger is canceled, or at the end of the Term. (Example: If the Merger is canceled on December 31, 1996, Executive's base salary is $400,000, Executive's 1996 target bonus is $250,000, hence the Merger Stay Bonus is 25% of $650,000, namely $162,500.)

                  7. Executive shall be eligible to participate in the current executive retirement, savings, and life insurance plans during the Term of the Amended Employment Agreement, in accordance with the terms of the plans adopted by the Managing Partner, as those plans may be amended from time to time.

                  8. At the expiration of the Term, Cellco shall pay the Executive (in addition to other compensation then due to Executive) an "Expiration Bonus" in an amount equal to




Private and Confidential

Executive's then current base salary and short term incentive target, but only if the following conditions are then true: (i) the Amended Employment Agreement has not been terminated, (ii) the Executive remains employed as President and Chief Executive Officer and has not resigned or been terminated for any reason, including for Cause or Good Reason, and (iii) Executive has not received Liquidated Damages. (Example: The Term expires at the fourth anniversary of the signing of this Amendment to Employment Agreement; Executive then remains employed as President and Chief Executive Officer of Cellco at a base salary of $550,000 and a short term incentive target of $350,000; the Expiration Bonus is payable at the amount of $900,000.)

                  9. Notwithstanding Section 6(a) of the Employment Agreement, Cellco shall be obligated to pay Liquidated Damages if Executive's employment with Cellco is terminated by Cellco by reason of Executive's death or by reason of his continuing disability (to be established by reference to the provisions of Cellco's long term disability plan) after the date on which his short-term disability benefits expire. In the event of such death or continuing disability, the entire applicable amount of the Liquidated Damages shall be payable by Cellco in a lump sum within six months of such death or the establishment of such continuing disability, notwithstanding any other provisions of the Amended Employment Agreement.

                  10. Section 6(d) of the Employment Agreement is amended as follows (new material underlined):

                  "d) A termination for "Good Reason" means a resignation by the
             Executive under circumstances in which the Executive is not in breach of this Agreement or the Non-Compete Agreement, no event has occurred which would permit Cellco to terminate his employment pursuant to paragraph (a) of this Section, and in which Cellco has either (i) breached any of its obligations under Section 1, 2, or S
             ----------
             of this Agreement, or (ii) approved a voluntary termination by
                                --      -----------------------------------
             action of the Board of its Managing Partner."
             -------------------------------------------

                  11. Section 7 of the Employment Agreement ("Liquidated Damages") is amended by striking paragraphs 7(a)(i) ("One Year's Salary") and
                                                      -----------------
7(a)(ii) ("Most Recent Short Term Award") and replacing them with the following:
           ----------------------------

                          "i)  Two Years' Salary: Cellco shall pay the Executive
                               -----------------
             24 monthly installments of cash at a rate equal to the Executive's base salary at the time of termination of employment, less applicable withholding taxes.

                           ii) Two Times Most Recent Short Term Award: Cellco
                               --------------------------------------
             shall pay the Executive, within 30 days of the termination of employment, an amount equal to the gross amount of the annual short term award which was most recently paid to the Executive, less applicable withholding taxes. Twelve months thereafter, Cellco shall pay Executive a further amount equal to the amount payable under the preceding sentence, less applicable withholding taxes."




Private and Confidential

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby execute this Amendment to Employment Agreement.


                                        CELLCO PARTNERSHIP

Date:  6-10-96                          By:
     -------------------                   -------------------------------
                                           Bell Atlantic NYNEX Mobile, Inc., as
                                           Managing General Partner of
                                           Cellco Partnership


Date:  6-10-96                          By: /s/ Dennis F. Strigl
     -------------------                   -------------------------------
                                           Dennis F. Strigl










Private and Confidential

                               Dennis F. Strigl


      Amendment of Employment Agreement effective 8th of September, 1998.

 . Terms and conditions of page 2, section 5.

  -- The Executive's short term incentive target described in Section 2 (b)(i) of the Employment Agreement is hereby set as follows: for the 1996 performance year with payout in 1997, S250,000; for the 1997 performance year with payout in 1998, $285,000; for the 1998 performance year with payout in 1999, $320,000; for the 1999 performance year with payout in 2000, $350,000; for the 2000 performance year with payout in 2001, $400,000.

 . Terms and conditions of pages 2 and 3, section 8.

  -- At the expiration of the Term, Cellco shall pay the Executive (in addition to other compensation then due to the Executive) an "Expiration Bonus" in an amount equal to Executive's then current base salary and short term incentive target, but only if the following conditions are then true:
      (i) the Amended Employment Agreement has not been terminated, (ii) the Executive remains employed as President and Chief Executive Officer of Bell Atlantic Global Wireless and has not resigned or been terminated for any reason, including for Cause or Good Reason, and (iii) Executive has not received Liquidated Damages. (Example: The Term expires at the fourth anniversary of the signing of this Amendment to Employment Agreement; Executive then remains employed as President and Chief Executive Officer of Bell Atlantic Global Wireless at a base salary of $600,000 and a short term incentive target of $400,000, the Expiration Bonus is payable at the amount of $1,000,000).

All other terms and conditions remain intact as agreed to on June 10, 1996.


                                        Cellco Partnership

Date:  9-15-98                          By: [ILLEGIBLE SIGNATURE]
     --------------                        -----------------------------
                                           Bell Atlantic Mobile Inc.,
                                           as Managing General Partner of
                                           Cellco Partnership

Date: Sept 8, 1998                      By: /s/ Dennis F. Strigl
     --------------                        -----------------------------
                                           Dennis F. Strigl



 Private and Confidential